                                                                     EXHIBIT 5.b

                        [Letterhead of William F. Boyd]



                            ___________________, 2002

Coeur d'Alene Mines Corporation
400 Coeur d'Alene Mines Building
505 Front Avenue
Coeur d'Alene, Idaho 83814

        Re:    Coeur d'Alene Mines Corporation
               Registration Statement on Form S-3

Ladies and Gentlemen:

        As special counsel for Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company"), I am familiar with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on _________, 2002, as amended, with respect to the offering and sale from time to time by the Company of up to $125,000,000 aggregate offering price of any of the following: (i) one or more series of the Company's debt securities (the "Debt Securities"), which may be senior debt securities or subordinated debt securities, (ii) shares of the Company's preferred stock, par value $1.00 per share (the "Preferred Stock"), (iii) shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), and/or (iv) warrants to purchase Debt Securities, Preferred Stock, or Common Stock or units of two or more of these types of securities (the "Warrants"). The Preferred Stock, Common Stock and Warrants are herein collectively referred to as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

        I am familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities. For the purpose of rendering this opinion, I have made such factual and legal examinations as I deemed necessary under the circumstances, and in that connection I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as I have deemed appropriate for the purpose of rendering this opinion.

        In connection with my examination of such documents, I have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. With respect to agreements and instruments executed by natural persons, I have assumed the legal competency of such persons.

        On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein and subject to completion of the corporate action proposed to be taken by the Company referred to above (including without limitation the due reservation of the Common Stock and Preferred Stock for issuance, the due authorization, approval and filing of the Certificate of Designations (as defined below), the due authorization of the Warrant Agreement (as defined below), and the due execution and delivery of the Warrant Agreement relating to the Warrants (the "Warrant Agreement") in materially the form filed or to be filed as an Exhibit to the Registration Statement (by amendment, by incorporation by reference or by Current Reports on Form 8-K)), I am of the opinion that:

        1. With respect to the Common Stock to be offered by the Company, assuming the consideration offered in exchange for the shares is valid consideration under state law, when the Company receives consideration per share for the Common Stock in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Company, such Common Stock will be validly issued, fully paid and non-assessable.

        2. With respect to the Common Stock to be issued by the Company upon the exercise of the Warrants or the conversion of convertible Debt Securities (if applicable), such Common Stock will, upon due exercise or conversion thereof in accordance with the terms thereof and any indenture or other agreement pursuant to which the Warrants or Debt Securities are to be issued, and in the case of the Warrants, payment of the exercise price in accordance with the terms thereof, be validly issued, fully paid and non-assessable.

        3. With respect to the Preferred Stock, assuming the consideration offered in exchange for the shares is valid consideration under state law, when issued pursuant to a Certificate of Designations pursuant to the Idaho General Corporation Law in materially the form to be filed as an Exhibit to the Registration Statement or by Current Report on Form 8-K (the "Certificate of Designations") and when the Company receives consideration per share for the Preferred Stock in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and non-assessable.

        4. With respect to the Warrants, when the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, delivered and authenticated in accordance with the terms authorized by the Company and the applicable Warrant Agreement, upon payment of the consideration in such an amount as has been or may be determined by the

Board of Directors of the Company, the Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:

        (a) the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with its Certificate of Incorporation, as amended, and its bylaws, as amended, through such time, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded;

        (b) the Registration Statement, and any amendments thereto (including post-effective amendments), and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

        (c) a prospectus supplement (a "Prospectus Supplement") will be prepared and duly filed with the Commission describing the Securities offered thereby;

        (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity or enforceability of such Securities;

        (e) in the case of an agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument; and

        (f) in the case of an underwritten offering, the applicable underwriting agreement shall have been duly authorized and the Securities so offered shall have been issued and sold in accordance with the terms and conditions of the applicable underwriting agreement.

        I express no opinion regarding the effectiveness of any waiver in respect of the Securities of any rights of any party, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity.

        My opinions set forth above are subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, and (b) principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) that may limit the enforceability of any of the remedies, covenants or other provisions of the Securities, the Warrant Agreement, or the Certificate of Designations or the availability of injunctive relief or other equitable remedies or as such principles relate to, limit or affect the enforcement of creditor's rights generally.

        In addition, I express no opinion as to any provisions of the Securities, the Warrant Agreement, or the Certificate of Designations regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Securities, the Warrant Agreement, or the Certificate of Designations or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Securities, the Warrant Agreement, or the Certificate of Designations.

        This opinion is limited to the present corporate laws of the State of Idaho and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. I express no opinion as to matters involving the laws of any jurisdiction other than the State of Idaho and the United States, or with respect to Idaho, any other laws. I undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to my attention after the date hereof.

        You have informed me that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. I understand that prior to issuing any Securities (i) you will advise me in writing of the terms thereof and (ii) you will afford me an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and (y) file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate.

        This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, I do not admit I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                      Very truly yours,

                                      DRAFT

                                      William F. Boyd